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                                                                 Exhibit 23.01




                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the post-effective amendment of the Registration Statement on Form S-3 to Form SB-2 (33-80338), and the Registration Statements on Form S-3 (333-11069), Form S-3 (333-26213), Form S-3 (333-30301), Form S-3 (333-38401), Form S-8 (333-20639) and Form S-8
(333-23793) of our report dated March 6, 1998 (with respect to Note E, April 14, 1998), on the consolidated financial statements of Community Medical Transport, Inc. and subsidiaries included in the 1997 Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the caption "Experts" in the prospectuses.


/s/ Richard A. Eisner & Company, LLP

New York, New York
April 14, 1998